Exhibit 10.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of October 21, 2025 (the “Effective Date”), by and between the person or entity identified on the signature page hereto as the “Holder” (the “Holder”), and Solidion Technology, Inc., a Delaware corporation (the “Company”).

BACKGROUND

The Holder is the record and/or beneficial owner of the number of shares of shares of common stock of the Company (the “Common Shares”) set forth on the signature page hereto and as a material inducement for the Company to enter into one or more transactions to maintain the listing of the Common Shares on at least one market of The Nasdaq Stock Market LLC, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, agree to offer or sell, solicit offers to purchase, convert, contract to sell, pledge, encumber, assign, borrow, or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Company (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, the Company will (i) place a stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Immediately upon expiration of the Lock-Up Period, the Company shall remove and reverse all such stop orders and transfer agent instructions promptly.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Date and ending at the end of the day on the date that is the one (1) year anniversary after the Effective Date.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(7) the entry, by the Holder of any trading plan providing for the sale of Common Shares by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lock-up Period and no public announcement or filing is voluntarily made or required to be made regarding such plan during the Lock-up Period;

(8) Transfers of no more than five percent (5%) of the total Lock-Up Shares in the aggregate taking into account all Transfers during the Lock-Up Period (provided that total Transfers during any period of five (5) consecutive Trading Days shall not exceed five percent (5%) of the daily average trading volume of Company Shares over the immediately preceding five Trading Days; and in the case of clauses (1) through (6) where such transferee agrees to be bound in writing by the terms of this Agreement; and

(9) in connection with the pledge, hypothecation or other grant of a security interest in any Lock-Up Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Lock-Up Shares; provided that the undersigned shall provide the Company prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, after the Effective Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries to a third-party purchaser; (b) a sale resulting in a majority or more of the voting power of the Company being held by Persons or a Group that did not own a majority of the voting power of the Company prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to customary enforceability exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Common Shares or any Securities exercisable for, exchangeable for, or convertible into Common Shares, or any economic interest in or derivative of such securities, or (ii) any Common Shares or any securities of the Company exercisable for, exchangeable for, or convertible into Common Shares, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Common Shares beneficially owned by the Holder as of the Effective Date are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Company, to:

Solidion Technology, Inc.

One Galleria Tower

13355 Noel Road Suite 1100

Dallas, TX 75240

Attn: Jaymes Winters

E-mail: jaymes@solidiontech.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

9. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10. Amendment. This Agreement may be amended or modified (and performance hereof may be waived) by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLIDION TECHNOLOGY, INC.

By:	/s/ Vlad Prantsevich
Name:	Vlad Prantsevich
Title:	Chief Financial Officer

[Signature Page to Lock-up Agreement]

HOLDER:

BAYSIDE PROJECT LLC

By:	/s/ Henry Ikezi
Name:	Henry Ikezi
Title:	Manager
Address:	188-05 Linden Blvd., St. Albans, NY 11412
Email:	henryike1@aol.com
Number of Common Shares:	689,591

MADISON BOND LLC

By: FUN Investment Homes, LLC, its Manager

By:	/s/ Henry Ikezi
Name:	Henry Ikezi
Title:	Manager
Address:	188-05 Linden Blvd., St. Albans, NY 11412
Email:	henryike1@aol.com
Number of Common Shares:	2,758,366

By:	/s/ Henry Ikezi
Name:	Henry Ikezi, an individual
Address:	188-05 Linden Blvd., St. Albans, NY 11412
Email:	henryike1@aol.com
Number of Common Shares:	0

[Signature Page to Lock-up Agreement]